                                                                                                                                          Exhibit 23.1

                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3  of our report dated February 25, 2009, relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Associated Estates Realty Corporation's Annual Report on Form 10-K for the year ending December 31, 2008.  We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

November 3, 2009